Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Wastech, Inc., an Oklahoma corporation (the "Company"), hereby constitutes and appoints Robert J. Mottern, Esq., his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more of the quarterly reports on Form 10-QSB or annual reports on Form 10-KSB that are listed on Exhibit A attached hereto (collectively, the “Reports”) under the Securities Exchange Act of 1934, as amended, or such other form as any such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Reports shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 28th day of November, 2006.

/s/ Douglas C. Holsted	/s/ Richard. D. Tuorto, Sr.
By: Douglas C. Holsted, Chief Financial Officer and Director	By: Richard. D. Tuorto, Sr., Chief Executive Officer and Chairman of the Board

{A0035906.DOC}

Exhibit A

2003
10-QSB June 30, 2003
10-QSB September 30, 2003
10-KSB December 31, 2003

2004
10-QSB March 31, 2004
10-QSB June 30, 2004
10-QSB September 30, 2004
10-KSB December 31, 2004

2005
10-QSB March 31, 2005
10-QSB June 30, 2005
10-QSB September 30, 2005
10-KSB December 31, 2005

2006
10-QSB March 31, 2006
10-QSB June 30, 2006
10-QSB September 30, 2006

{A0035906.DOC}